Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-147799, 33-57503, 33-60157, 333-05463, 333-21007, 333-77765, 333-94451, 333-84478, 333-110541, and 333-129335 of our reports dated February 26, 2009, with respect to the consolidated financial statements and schedule of Polaris Industries Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Polaris Industries Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2008.
Minneapolis, Minnesota
February 26, 2009